SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Rule 14a-6(e)(2))

WEIRTON STEEL CORPORATION
----------------------------------------------
(Name of Registrant as Specified in its Charter)

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(Name of Person(s) Filing Proxy Statement)

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                         April __, 1999

     A MESSAGE TO THE STOCKHOLDERS OF WEIRTON STEEL CORPORATION

          I'm pleased to invite you to the Annual Meeting of Stockholders of Weirton Steel Corporation to be held on Wednesday, May 26, 1999 at 6:00 p.m. at the Serbian-American Cultural Center, 1000 Colliers Way, Weirton, West Virginia. I hope you will be able to attend.

          Whether or not you plan to be there, and regardless of the number of shares you own, it is important that your shares be represented at the Annual Meeting. Thus, I urge you to complete, sign, date and return your proxy or ESOP Participant Voting Instruction Form.

          Again, the directors and officers of the Company look forward to seeing you at the Annual Meeting.


                              Very truly yours,


                              /s/Richard R. Burt
                              Richard R. Burt
                              Chairman of the Board
                              of Directors




                    WEIRTON STEEL CORPORATION
                     400 THREE SPRINGS DRIVE
                        WEIRTON, WV  26062

             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     To Be Held May 26, 1999


Dear Stockholder:

     NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Stockholders of Weirton Steel Corporation, a Delaware corporation (the "Company"), will be held at the Serbian-American Cultural Center, 1000 Colliers Way, Weirton, West Virginia, on Wednesday, May 26, 1999, at 6:00 P.M., Eastern Daylight Time, for the following purposes:

     1. To elect five directors for a three-year term and until their successors have been elected and qualified;

     2. To ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1999;

     3. To approve a proposal amending Article FIFTH of the Company's Restated Certificate of Incorporation to change the qualification requirements for service as a director; and

     4. To consider and act upon any other matters which properly may come before the meeting or any adjournment thereof.

     In accordance with the provisions of the By-Laws, the Board of Directors has fixed the close of business on March 31, 1999, as the date for the determination of the holders of record of stock entitled to notice of, and to vote at, the Annual Meeting. A complete list of such stockholders will be open for examination by any stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting. The list will be available at the Company's office, 400 Three Springs Drive, Weirton, West Virginia, during ordinary business hours.

     Your attention is directed to the accompanying Proxy
Statement.

     Stockholders who do not expect to attend the meeting in person are requested to sign, date and mail the enclosed Proxy as promptly as possible in the enclosed stamped envelope.




                         By Order of the Board of Directors,

                         WILLIAM R. KIEFER,
                         Secretary
Weirton, West Virginia
April __, 1999





                    WEIRTON STEEL CORPORATION
                     400 THREE SPRINGS DRIVE
                        WEIRTON, WV  26062
                          ______________

                         PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Weirton Steel Corporation, a Delaware corporation (the "Company"), of proxies for use at the 1999 Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 26, 1999, and any adjournments thereof. This Proxy Statement and the accompanying form of proxy are being mailed on or after April __, 1999 to stockholders of record as of March 31, 1999.

     If the enclosed proxy is executed, dated and returned, it nevertheless may be revoked at any time before it has been voted by
(i) a later dated, properly executed proxy, or (ii) a vote in person at the Annual Meeting. If not revoked and no contrary instructions are specified, all shares covered by a properly signed, dated and returned proxy will be voted by the persons named in the proxy:

    FOR the election of five directors;

    FOR the ratification of independent public accountants; and

    FOR a proposal seeking to amend Article FIFTH of the Company's
        Restated Certificate of Incorporation to change the qualification requirements for service as a director,

all as specified in this Proxy Statement. In addition, the proxy will be voted in the discretion of the proxy holders with respect to such other business as may properly come before the meeting.

     A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1998 has been mailed to stockholders prior to or with the mailing of this Proxy Statement.

     All expenses of the solicitation of proxies for the Annual
Meeting, including the cost of mailing, will be borne by the Company.

     Directors, officers and regular employees of the Company may solicit proxies from stockholders. The Company reimburses brokerage firms, fiduciaries, custodians and other nominees holding stock in their name or custody, for their expenses in forwarding proxy materials to beneficial owners and seeking instructions regarding proxies.


                     OUTSTANDING VOTING STOCK

     Only holders of record of the Company's Common Stock, par value $.01 per share (the "Common Stock"), and Convertible Voting Preferred Stock, Series A, par value $.10 per share (the "Convertible Preferred Stock"), at the close of business on March 31, 1999 (the "Record Date") are entitled to vote on matters to be presented at the Annual Meeting. On the Record Date, 41,566,977 shares of Common Stock and 1,658,096 shares of Convertible Preferred Stock were outstanding and entitled to vote. The holders of the Convertible Preferred Stock and the holders of the Common Stock will vote as a single class at the Annual Meeting. Each share of Convertible Preferred Stock is entitled to ten votes and each share of Common Stock is entitled to one vote.

     Common Stock allocated to the accounts of participants in the Company's 1984 Employee Stock Ownership Plan (the "1984 ESOP") and Convertible Preferred Stock allocated to the accounts of participants in the Company's 1989 Employee Stock Ownership Plan (the "1989 ESOP") will be voted by the holder of record, United National Bank, as trustee, as directed by participants and in accordance with the terms of the applicable ESOP.


                       QUORUM REQUIREMENTS

     In order to transact business at the Annual Meeting, there must be present, in person or by proxy, at least a majority of the total votes of the outstanding shares of Common Stock and Convertible Preferred Stock, without regard to any shares of stock whose voting power is restricted under Article Eleventh of the Company's Restated Certificate of Incorporation (the "Charter"), which deals with certain significant holders. At this time, the Board of Directors is not aware of any holder who would be considered restricted under the Charter. If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.


                      ELECTION OF DIRECTORS

       The Charter provides for a Board of Directors consisting of 14 persons. It requires that seven directors ("Independent Directors") be persons who are not current or former employees of the Company, or advisors or consultants to the Company or to the Independent Steelworkers Union (the "ISU"), or have been affiliated with such an advisor or consultant or have engaged in substantial financial transactions with the Company, for a period of two years prior to election as an Independent Director. The Charter provides that one director ("ESOP Director"), who must have the qualifications of an Independent Director, is to be nominated by an ESOP Nominating Committee, which is elected by the 1984 ESOP and 1989 ESOP participants. The Charter provides that three directors ("Management Directors") must consist of the Chief Executive Officer and two Company employees designated by the Chief Executive Officer. The Charter provides that three directors ("Union Directors") must consist of the President of the primary collective bargaining agent for the represented employees of the Company (currently the ISU) and two persons designated by the primary collective bargaining agent.

     The Charter also provides for the Board of Directors to be divided into three classes, designated as Class I, Class II and Class III. Each class serves a three-year term, and the term of one class expires at each year's annual meeting of stockholders. The terms of the Class I, Class II and Class III Directors expire at the annual meetings of stockholders in 2000, 2001, and 1999, respectively. The five Class III Directors, who will serve for a term of three years, will be elected at this Annual Meeting.

     The Board of Directors intends to present for action at the Annual Meeting the election of the following Class III directors, to serve for a term of three years, and until their successors are elected and qualified: Craig T. Costello, Earl E. Davis, Management Directors; and Robert J. D'Anniballe, Jr., George E.Doty, Jr. and Mark G. Glyptis, Union Directors.

     Unless authority to vote for any one or more of the Class III director nominees is withheld as indicated on the enclosed proxy, the shares represented by the enclosed proxy will be voted FOR such persons.

     The nominees receiving a plurality vote among the total votes properly cast at the Annual Meeting, in person or by proxy, and who are qualified under the Charter will be elected as directors.


     The following table sets forth the name, age (as of March 15, 1999), period of service and principal occupation for at least the last five years of each nominee for director of the Company and of the remaining directors who are not standing for election at the Annual Meeting.


Name        Principal Occupation          Director Since


Class III Directors: Nominees to Serve in Office until 2002


Craig T. Costello                               1996
Age 51 (1)          Executive Vice President (since 1995) & Chief
                    Operating Officer of the Company since 1997;
                    Vice President-Operations October 1993 to 1995;
                    General Manager-Operations 1989 to 1993;
                    employee of the Company since 1966.


Earl E. Davis                                   1997
Age 50 (1)          Executive Vice President-Commercial of the
                    Company since October 1997; Vice President-
                    Finance and Chief Financial Officer from July
                    1995 to September 1997; Controller from May
                    1994 to July 1995; Assistant Controller from
                    August 1991 to May 1994; employee of the Company since 1970.


Robert J. D'Anniballe, Jr.                      1990
Age 42 (2)          Partner in Alpert, D'Anniballe & Visnic,
                    attorneys, General Counsel to the ISU.



George E. Doty, Jr.                             Nominee
Age 44 (2)          Managing Director of Bear, Stearns &
                    Co. Inc. since 1992.





Mark G. Glyptis                                  1991
Age 47 (2)          President of the ISU since August 1991;
                    employee of the Company since 1973.






Class I Directors: To continue in office until 2000

Richard K. Riederer                               1993
Age 55 (1)          President and Chief Executive Officer of the
                    Company since November 1995; President and
                    Chief Operating Officer since January 1995;
                    Executive Vice President-Finance and Chief
                    Financial Officer of the Company from September
                    1994 to January 1995; Vice President and Chief
                    Financial Officer of the Company from
                    January 1989 to September 1994; employee of the Company since 1989; Director of Firstar
                    Funds, WesBanco, Carnegie Mellon University, and Vice Chairman and Director of the American
                    Iron and Steel Institute.



Michael Bozic                                     1994
    Age 58 (3)          Vice Chairman, Kmart Corporation since 1998;
                     former Chairman, CEO and Director of Levitz
                 Furniture Corporation 1995-1998; former
                President and Chief Executive Officer and Director
                    of Hills Stores Company 1991-1995; Director of EagleMark Financial Services, Inc., Morgan Stanley, Dean Witter Advisors, Inc. and The College Fund UNCF.




Richard R. Burt                                  1996
Age 52 (3)          Chairman of the Board of the Company since
                    April 1996; Chairman of IEP Advisors, Inc., a strategic and financial advisory services firm,since June 1993; from April 1991 to June
                    1993, Partner, McKinsey & Company, management consultants; United States Ambassador to the Federal Republic of Germany from 1985 to 1989.
                    Director, Archer Daniels Midland Company,
                    Hollinger International Inc., Homestake Mining
                    Company, and Powerhouse Technologies.


Thomas R. Sturges                                1986
Age 54  (3)         Executive Vice President of The Harding
                    Group Inc., an investment firm, since February
                    1990.




Class II Directors: To Continue in Office until 2001

D. Leonard Wise                                   1998
Age 64 (4)          President and Chief Executive Officer of
                    Carolina Steel Corporation from October 1994 to
                    March 1997; from 1988-1991, Director and from
                    1990-1991 as Vice Chairman and subsequently as Chairman and CEO of WHX Corporation; served as President and a director of Slater Industries, Inc., an international specialty steel and metals producing company listed on the Toronto Stock Exchange
                    1986-1990.Director, UniversalStainless & Alloy
                    Corporation.


Ralph E. Reins                                    1998
Age 58 (3)          Chairman and Chief Executive Officer of Reins
                    Enterprises since January 1998;
                    President and Chief Executive Officer of A P
                    Parts International from 1995 to January 1998;
                   President of Allied Signal Automotive Sector
                    from 1991-1994; President of United Technologies
                    Automotive from 1990-1991; Chairman, President and Chief
                    Executive Officer of Mack Truck, Inc. 1989-1990;
                    President and CEO of ITT Automotive Corporation and Executive Vice President of ITT Corporation
                    1985-1989.  Director, Rofin/Sinar Technologies,
                    Inc.; University of Michigan National Advisory
                    Committee.



Robert S. Reitman                                1995
Age 65 (3)          Chairman Emeritus since February 1998 and
                    Director of The Tranzonic Companies, a
                    manufacturer of paper and plastic products principally for industrial/institutional use;
                    Principal of Riverbend Advisors since 1998.
                    Prior to February 1998, Chairman,  Chief
                    Executive Officer and Director of the Tranzonic
                    Companies.




Richard F. Schubert                              1983
Age 62 (3)          Chairman Emeritus-International Youth
                    Foundation, Washington, DC since 1990.
                    Vice Chairman of the Drucker foundation, NY,
                    NY. Former President, The Points of Light
                   Foundation 1990-1995; prior to 1990, President of the American Red Cross and Bethlehem Steel Corporation; Chairman of BioRelease, Inc., a biotechnology firm; Director of National Alliance of Business and Management Training Corporation.



Ronald C. Whitaker                              1995
Age     51 (3)          Former President, Chief Executive Officer and
                    Director Johnson Worldwide Associates, a
                     sporting goods manu acturer October 1996-___
           1999; former President and Chief Executive Officer of EWI,Inc.
                   from 1995 to October 1996; former Chairman,
                   President and Chief Executive Officer of Colt's Manufacturing Company from 1992 to 1995; President of Wheelabrator Corporation from 1988 to 1992.


_______________________

(1)  Management Director
(2)  Union Director
(3)  Independent Director
(4)  ESOP Director

     From 1992 through the Annual Meeting, Phillip A. Karber served as a Union Director. Mr. Doty has been nominated for election to serve as a Union Director succeeding Mr. Karber.




   RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, upon recommendation of its Audit Committee, has appointed the firm of Arthur Andersen LLP, independent public accountants, as auditors of the Company for the fiscal year ending December 31, 1999, subject to ratification by the stockholders. Such firm has audited the Company's accounts since 1984. The Company is informed that no member of Arthur Andersen LLP has any direct or any material indirect financial interest in the Company. It is expected that representatives of Arthur Andersen LLP will be present at the Annual Meeting where they will have an opportunity to address the meeting, if they so desire, and to respond to appropriate questions.

     The affirmative majority of the total votes cast at the Annual Meeting will be sufficient to ratify the appointment of the independent public accountants.

     If the appointment of Arthur Andersen LLP is not ratified by the stockholders, the Audit Committee will reconsider its recommendation.



                PROPOSAL TO AMEND ARTICLE FIFTH
                OF THE CHARTER TO CHANGE THE AGE
            QUALIFICATIONS LIMITATION FOR DIRECTORS



     The Board of Directors has adopted and is recommending to stockholders for their approval an amendment to Article FIFTH of the Charter increasing the age limitation to 68 for qualification to serve as a director. The current limitation, adopted in 1994 and contained in Article FIFTH, provides that no director will be eligible to serve for any term which commences after his or her 65th birthday.

     The proposed change results from the submission of a stockholder proposal to the Company by membersof the ESOP Nominating Committee which selects candidates to serve as ESOP Directors. The proposal is the same as one which was proposed and recommended by the Board at the 1997 Annual meeting and which received a majority of votes, but an insufficient number to pass. The proponents indicated that, in their judgment, particularly in the case of the ESOP Director where there is a need to obtain experienced candidates who have substantial available time to devote to the position, that the age 65 limitation has operated to exclude from consideration retired or semi-retired individuals who otherwise would have been qualified for service.

     The Board of Directors recognizes that it is important to provide for a sufficient pool of director talent. However, the Board is also mindful of the fact that, in recent years, the trend of most large enterprises has been to establish written policies of retirement ages for directors. Thus, in recent years, an increasing number of major companies have established a mandatory retirement age for directors. Moreover, the Board of Directors understands that in other areas, such as the European community, director retirement ages are usually mandated by law.

     The Board believes that the appropriateness of any specific retirement age depends on the circumstances of the enterprise involved and there may be differences of opinion on this subject. In the case of the Company, the age chosen in 1994 was intended to allow for long-term service continuity, but also to provide for planned, orderly succession on the Board. Based on additional review since that time of retirement ages in effect at other businesses, it appears that a somewhat later age remains common. As a result, while the Board continues to believe it is important to maintain an effective age for retirement from service for directors, the Board has determined it is in the best interests of the Company and its stockholders to enlarge the potential pool of candidates by making a small increase in the age from 65 to 68. Because the Company's Board is divided into three classes with directors serving three year terms, the current limitation, depending upon a particular director's age, effectively functions to allow directors to serve until approximately age 68. Accordingly, in the manner in which the qualification requirement works, if the proposal is approved, no director will be eligible to serve as a director for a term of office which commences after the director's 68th birthday. Therefore, under the proposed amendment to the Charter, depending on a particular director's age at the conclusion of an expiring term, directors effectively may remain in office up to approximately age 71.

     The proposed Charter amendment has been approved by the Board of Directors and is being submitted to stockholders with the recommendation of the Board for its approval at the Annual Meeting. In order for the proposed amendment to be adopted, it will require for passage the affirmative vote of not less than 80% of the Company's voting power entitled to vote thereon.

     The Board recommends a vote FOR this proposal.



                           OTHER BUSINESS

     The Board of Directors is not aware of any matters to come before the Annual Meeting other than those stated in this Proxy
Statement.




  THE BOARD OF DIRECTORS: COMMITTEES, MEETINGS AND COMPENSATION

Audit Committee

     The Board's Audit Committee is currently composed of Messrs. Sturges (Chairman), Burt, D'Anniballe, Reins and Wise. The Audit Committee reviews, at least annually, the services performed and to be performed by the Company's independent public accountants and the fees charged for their services, and, in that connection, considers the effect of those fees on the independence of the accountants. The Audit Committee also discusses with the Company's independent public accountants and management the Company's accounting policies and reporting practices, including the impact of alternative accounting policies. The Audit Committee also reviews with the Company's internal audit department the scope and results of internal auditing procedures and the adequacy of accounting and financial systems and internal controls. The Audit Committee may authorize the Company's independent accountants to perform special investigations or supplemental reviews as deemed desirable. The Audit Committee held four meetings during 1998.


Management Development and Compensation Committee

     The Board's Management Development and Compensation Committee is currently composed of Messrs. Reitman (Chairman), Bozic, Schubert, Whitaker and Wise. A report of the Management Development and Compensation Committee concerning its policies and their application is set forth in this Proxy Statement under "Report of the Management Development and Compensation Committee on Executive Compensation". The Management Development and Compensation Committee held five meetings in 1998.


Nominating Committee

     The Nominating Committee is currently composed of Messrs. Bozic (Chairman), Glyptis, Riederer, Whitaker and Wise. The Company's By-Laws provide for a Nominating Committee of the Board of Directors which identifies and recommends to the Board of Directors candidates to be nominated as Independent Directors. The Nominating Committee held six meetings in 1998.


Corporate Responsibility Committee

     The Corporate Responsibility Committee is currently composed of Messrs. Schubert (Chairman), Burt, Davis, D'Anniballe, Karber, Glyptis, Sturges and Wise. Upon election, it is anticipated that Mr. Doty will become a member of this Committee. The Corporate Responsibility Committee advises management of the Company concerning matters of public and internal policy with regard to such matters as governmental and regulatory affairs, safety and health of employees, charitable contributions and ethics, and recommends, for action by the full Board, policies concerning those type of matters where appropriate. The Corporate Responsibility Committee held one meeting in 1998.


Finance and Strategic Planning Committee

     The Finance and Strategic Planning Committee is currently composed of Messrs. Whitaker (Chairman), Bozic, Burt, Costello, Davis, Glyptis, Karber, Reins, Reitman and Wise. Upon election, it is anticipated that Mr. Doty will become a member of this Committee. The Committee reviews and confers with management on the following subject matters in the finance function: (i) the Company's projected financial condition and financial plans; (ii) the Company's financial policies, including dividend recommendations; (iii) the management and performance of the Company's employee benefit funds; and (iv) the Company's policies and practices on financial risk management.

     In the strategic planning area, the Committee assists management in the development of a viable strategic plan including the following: (i) projections of the market and competitive environment; (ii) assessment of the Company's core strengths and weaknesses; (iii) identification of key opportunities and threats; and (iv) articulation of the Company's long-range direction, including action plans addressing both the core business and growth opportunities. The Finance and Strategic Planning Committee held one meeting in 1998.


Meetings and Attendance

     The Board of Directors held six regular meetings and one special meeting in 1998. All directors who served during 1998 attended at least 75% of the aggregate of the meetings of the Board of Directors and Board committees occurring while they served in 1998.



Directors' Compensation

     Directors who are not officers or employees of the Company receive an annual retainer of $25,000, $10,000 of which is in the form of Common Stock, and the remaining $15,000 of which is payable monthly in cash. Those directors also receive a meeting fee of $800 for each meeting of the Board of Directors attended, together with a meeting fee of $700 for each meeting of a committee of the Board of Directors attended. The Chairman of each committee is paid an additional $200 for each meeting chaired. The Chairman of the Board of Directors serves as a non-executive Chairman, devoting substantial time to this position and receives an annual retainer of $120,000, payable quarterly, but does not receive additional fees for attendance at meetings of the Board or its committees. Directors who are officers or other employees of the Company do not receive a retainer or meeting fees. All directors who are not officers or other employees of the Company are eligible to participate in the Deferred Compensation Plan for Directors. The Plan permits participants to defer part or all of their directors' fees for a specified year. Amounts representing deferred fees are used to purchase shares of the Company's Common Stock at 90% of the market price of the Common Stock on the first or last trading day of the year, whichever is lower. The shares are held in trust until distributed to the respective participants in accordance with their election.




  REPORT OF THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE
                       ON EXECUTIVE COMPENSATION


     The Management Development and Compensation Committee of the Board of Directors (the "Compensation Committee") is responsible for determining the Company's compensation policies for executives, and for providing adequate development of future executives. This report sets forth the policies, factors and criteria used by the Compensation Committee in establishing executive compensation plans, programs and structures. It also relates the approach taken by the Compensation Committee in those matters to specific plans and programs developed and in use at the Company.

Compensation of All Executives.

     In order to maximize corporate performance, the Compensation Committee recognizes that the Company must be able to attract, motivate and retain persons of outstanding talent and ability who will make substantial contributions to the growth and success of the Company and its businesses. The Compensation Committee endeavors to reach this goal by providing competitive programs of salary and other compensation for the Company's executives. The Compensation Committee seeks to provide executive compensation packages that recognize individual contributions, as well as a wider range of corporate results.

     In order to establish broad guidelines for the Company's compensation structure, the Compensation Committee sets policies for and reviews in general the compensation of the Company's officers and other members of senior management covered by performance incentive plans. As part of this process, it establishes the remuneration of the Company's chief executive officer and, together with the chief executive officer, reviews in detail the compensation of the other Named Executive Officers whose compensation is detailed in this Proxy Statement, and others. These reviews are designed to address the needs of the senior management team and also to ensure a consistent application of the compensation programs across a broader range of the Company's executives.

     The Compensation Committee regularly reviews the total compensation package for the Company's executives. The total compensation package consists of three basic elements--annual compensation, long-term compensation, primarily of the incentive variety, and retirement, savings and other welfare programs. In its more than 15 years of operation (nearly ten of which have been as a public company), the Company has had a strong identity of equity ownership by its employees. As a result, the emphasis for long-term compensation has been, and the Committee believes should remain, focused on incentive programs with values related to Company stock. Significant stock ownership by executives aligns their interests with the Company's public and employee stockholders. In recent years, there has also been a growing interest and importance of retirement and savings programs in addition to traditional welfare benefit plans. As a result, the Compensation Committee strives to develop and implement compensation policies and programs with the proper balance among the various elements.

     In establishing compensation packages for executives, the Compensation Committee looks first to the competitive marketplace for executive talent, with specific comparative reference to executives in similar positions in the domestic steel industry. The Compensation Committee specifically considers the peer group against which the Company is compared under "Common Stock Performance" in the Proxy Statement, and similarly sized or situated manufacturing companies generally. The Compensation Committee retains the services of management compensation consultants to supply information about corporate compensation levels and considers their recommendations in establishing compensation policies and structuring compensation plans. The Compensation Committee tries to set executive base salaries initially in the lower to middle range compared to base salaries of executives in comparable positions, with the Company's performance awards and other compensation elements directed more to the upper middle range. While individual circumstances may differ, for the overall executive compensation package, the Compensation Committee intends to provide a compensation level for Company executives that, compared to other similarly situated companies, is in the middle range.

Annual Compensation.

     The base salaries of executives are determined in accordance with a comparative approach to executive salaries as set forth in the preceding paragraph.

     For a number of years in the past, additional performance compensation, or bonus, for executives depended on participation in the Company-wide Profit Sharing Plan ("Profit Sharing Plan") together with, in some cases, individually structured awards varying from year-to-year. The Profit Sharing Plan generally provides that one third of the Company's adjusted net income is payable to its employees as profit sharing. For 1995, however, the Company created a Performance Incentive Plan ("PIP") to reward the performance of approximately 44 management participants, including the Named Executive Officers and other executives, measured against financial and individual goals set on an annual basis. Due mainly to the focus of the PIP on short-term financial goals and the judgment of the Compensation Committee that a long-term incentive plan was preferable, the PIP was not continued in its original form for 1996. Instead, the PIP was amended as described below.

     For future periods when long-term incentive programs may not be in effect, the Compensation Committee anticipates that annual compensation for executives will depend primarily on salary and bonus, either pursuant to individual awards or contracts or from the Profit Sharing Plan.

Long-term Incentive Compensation.

     The Compensation Committee amended the PIP for 1996 and afterward (the "Amended PIP") to serve as the primary means of executive long-term, performance based incentive compensation. Participation in the Amended PIP for 1996 included the Chief Executive Officer, the other Named Executive Officers, and substantially the same other executive and management personnel as had previously participated in the PIP. For 1997 and 1998, participation in the Amended PIP was expanded to include a total of approximately 235 positions in recognition of the contributions other management personnel potentially could make to the improvement goals of the Amended PIP.

     In a manner similar to the PIP, the Amended PIP focused on pre-established financial and operational goals as the basis for incentive awards and aligned the achievement of these goals with the Company's strategic plan for the three year period 1996 through 1998. However, in recognition of its nature as a long-term program, i.e. with greater risk and deferred payout, the Amended PIP had higher threshold and maximum reward levels than the PIP. Under the Amended PIP, total incentive awards were separated into annual and multi-year components, with the latter representing a majority of the overall award opportunity. The annual component was earned only for those years in which the applicable operating standards for that particular year, such as safety improvement, delivery performance or customer satisfaction, were met. The multi-year component consisted of "threshold," "target" and "maximum" opportunity levels of award and was based on measuring the Company's adjusted operating income improvement from the last fiscal quarter of 1995 to the first fiscal quarter of 1999. The multi-year measurement details had not been completed at the time of this report.

     Payment of awards under the Amended PIP may be in cash, Company stock or a combination in the discretion of the Compensation Committee. Payment of the annual award component normally would be made made after each year in the cycle during which an award was earned, and payment of the multi-year award component, if earned, normally would be made after the end of the measuring period. However, the Amended PIP also provides that no payment, annual or multi-year, will be made during any year when the Company is not also making payments pursuant to the Profit Sharing Plan. As a result of this feature, payments which otherwise might have been made for one or more of the three years have been deferred, subject to a "sunset provision." The sunset provision recognizes that the improvements brought about by the plan must also result in other Company employees being able to obtain profit sharing (which is based on measuring the Company's net income and not its operating income) within a reasonable time. As a result, all accrued and unpaid Amended PIP awards, both annual and multi-year, for the 1996-1998 period will lapse, if they have not been paid by the end of the year 2001.

     The Committee is in the process of reviewing the Amended PIP with a view to aligning it more closely with the Company's strategic plans for the next three to five years. As a result, the performance goals and other standards of the Amended PIP, or a replacement plan, might differ substantially from the 1996-1998 period.

     Long-term incentive compensation for Company executives historically has also included awards of stock options. Stock option awards are designed to promote stock ownership by executives, encourage them to remain in the employ of the Company and provide a greater community of interest between key employees as stockholders and stockholders in general through gains in stock price over an extended period of time. The Company's origins are tied to employee stock ownership, and option awards are intended to increase that sense of identification among executives, some of whom were not employed by the Company when major allocations of stock were made under the Company's first ESOP. For stock based awards, the long-term gains (and risks) attributable to Company equity values are not limited to fixed measurement periods, such as performance based awards under the Amended PIP. The Company's 1987 Stock Option Plan (the "1987 Option Plan"), which allowed for the granting of options on up to 750,000 shares of Common Stock, was extended in 1997 for an additional term of 10 years; however, the number of shares subject to grant under the plan was not increased. As a result, new options at current market prices may be granted only as prior option grants (most of which were for ten year terms at historical fair market prices significantly higher than recent Common Stock trading prices) lapse unexercised. Thus, the 1987 Option Plan will not have any broad scale role in providing long-term, equity based incentive compensation value to executives.

     In March 1998, the Board of Directors adopted a new 1998 Stock Option Plan (the "1998 Option Plan") covering the granting of options to purchase up to an aggregate of 3,250,000 shares of the Company's Common Stock. Like the 1987 Option Plan, the 1998 Option Plan provides only for the granting of non-qualified options. In connection with the adoption, the Committee, as allowed by the 1998 Option Plan, converted stock appreciation rights granted in 1997 to senior executives, including the Named Executives, into grants of options to acquire the Company's Common Stock. These option grants carry special incentive provisions. According to the provisions, the options are exercisable only on the last day of a five year period.
However, the options may vest and become exercisable on an accelerated basis depending upon sustained, significant improved trading prices for the Common Stock during the option term. In particular, accelerated vesting commences only after the Common Stock exceeds the following limits for 30 consecutive trading days: $4.25, $6.50, $7.25 and $10.00 for 10%, 20%, 30% and 40% of
the awards cumulatively. Utilizing the new 1998 Option Plan in this manner ties participants' compensation directly to increased trading prices for the Company's Common Stock in the public markets, thereby aligning the interests of senior executives directly with investor goals. As a practical matter, participants can only be sure of realizing meaningful compensation if the sustained trading price for the stock shows significant improvement from the prevailing levels at the time of the awards. Although not required, future option grants under the 1998 Plan may be made with similar types of conditions as the Compensation Committee deems best to incentivize executives.

     The 1998 Stock Option Plan requires up to an aggregate of 3,250,000 shares of Common Stock to satisfy option exercises. At March 31, 1999, the Company had approximately 1,904,000 authorized shares of Common Stock which were either unissued or held in treasury and unreserved for other purposes. Since the number of shares required for use by the 1998 Option Plan may exceed those now available, the Company may be required to take additional steps to implement the plan such as buying stock in the public markets or seeking to increase authorized capital stock above current levels.

Supplemental Executive Retirement Plans.

     For senior managers who participate in the Company's non-qualified Supplemental Executive Retirement Plans (the "SERPs"), annual value is received by participants through payments made to fund retirement benefits and to provide for the payment of applicable income taxes. For a further description, see "Pension Plan".

Compensation of Chief Executive Officer.

     Mr. Riederer has served as President and Chief Executive Officer of the Company since 1995. Mr. Riederer has an employment agreement with the Company providing for the following significant items: (i) an annual base compensation (which was increased from $375,000 to $435,000 in 1998); (ii) a severance payment of two times the base compensation in the event that his employment agreement is terminated by the Company without cause or in the event of a change in control in the Board of Directors of the Company; (iii) his continued participation in any incentive plan; (iv) his receipt of life insurance benefits in excess of those provided pursuant to the Company's basic program of insurance for its employees; and (v) funding of benefits under the SERPs in excess of other participants in those Plans. The Compensation Committee believes that Mr. Riederer's compensation package is consistent with the policies described elsewhere in this report.

Limitation on Deductibility of Certain Executive Compensation.

     Section 162(m) of the Internal Revenue Code denies a publicly held corporation, such as the Company, a federal income tax deduction for certain compensation in excess of $1.0 million per year paid to or accrued for each of its chief executive officer and four other most highly compensated executive officers. "Performance based" compensation, such as that tied to increases in stock prices or achievement of pre-established goals, is generally not subject to the limitation on deductibility.

     Based on the Company's substantial net loss carryforwards and the insignificant effect of this provision in the case of one Company officer, the Compensation Committee believes that the limitation on deductibility is not material to the Company or its current executive compensation policies.


          Management Development and Compensation Committee

                    Robert S. Reitman, Chairman
                    Michael Bozic
                    Richard F. Schubert
                    Ronald C. Whitaker
                    D. Leonard Wise



                   COMMON STOCK PERFORMANCE

     The following graph compares the cumulative return of an assumed investment of $100 in the Company's Common Stock over the periods presented with the cumulative return on an equal investment over the same periods in a market capitalization weighted index comprising the Company's peer group. This group of companies is composed of the other nine companies that, when combined with the Company, represent (in terms of net tonnage shipped) the ten largest, publicly traded domestic integrated steelmakers, namely: U.S. Steel Group of USX Corporation, Bethlehem Steel Corporation, LTV Corporation, National Steel Corporation, Ispat Inland, Inc., AK Steel Holding Corporation, Rouge Industries, Inc., WHX Corporation and Geneva Steel Company. The calculated return assumes the reinvestment of all dividends. The data used to construct the peer group includes the performance of National Steel Corporation, LTV Corporation, AK Steel Holding Corporation and Rouge Steel Company (the predecessor of Rouge Industries, Inc.) since 1994, as public trading did not commence in the common stocks of these companies in their current forms until such respective dates. The graph also compares an equal investment over the same periods in the S&P 500.

Year    Company      Peer Group     S&P 500
----    -------    --------------   -------
1993    100.00       100.00          100.00
1994    141.18        96.83          101.32
1995     64.71        81.00          139.40
1996     54.90        72.03          171.40
1997     42.15        68.40          228.59
1998     24.50        59.17          293.91

   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 15, 1999, the only persons (including any group of persons) who, to the knowledge of the Company, may be deemed to be the beneficial owners of more than 5% of the Company's Common or Convertible Preferred Stock as of that date. A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the power to vote or direct the voting or who has investment power over the security, which includes the power to dispose of or direct the disposition of the security.


                            Common Stock
                                         Share
Name and address of beneficial owner     Amount  Percent of class
United National Bank,                    9,813,179(1)      23.6%
as Trustee under the 1984 ESOP
1501 Market Street
Wheeling, WV 26003


                          Convertible Preferred Stock
                                         Share
Name and address of beneficial owner     Amount  Percent of class
United National Bank,                    1,581,948(2)       87.9%
as Trustee under the 1989 ESOP
1501 Market Street
Wheeling, WV  26003


(1) All shares have been allocated to the accounts of participants in the 1984 ESOP consisting of approximately 6,256 employees and former employees of the Company. Participants generally have full voting but limited dispositive power over securities allocated to their accounts.

(2) Includes 1,366,188 shares allocated to the accounts of participants in the 1989 ESOP consisting of approximately 7,118 employees and former employees of the Company. Participants generally have full voting but limited dispositive power over securities allocated to their accounts.


     The following table sets forth, as of March 15, 1999, the total number of shares of Company Common Stock owned beneficially by each nominee for director, director, the Named Executive Officers (as hereinafter defined) and all directors and officers of the Company as a group. Included are those shares of Common Stock, if any, allocated under the 1984 ESOP. The table also sets forth the number of shares of Convertible Preferred Stock, if any, allocated under the 1989 ESOP through the latest allocation date (December 31, 1998), and the percentage of outstanding Common and Convertible Preferred Stock represented thereby. Unless otherwise indicated, and except for shares allocated to the accounts of employees under the terms of the 1984 ESOP and 1989 ESOP, each beneficial owner has full voting and investment power over the shares shown in the table.



                                                 Convertible
               Common Stock        Preferred Stock
                      Share                   Share
                      Amount   % of Class     Amount   % of Class
                                   (1)                    (1)
Michael Bozic         45,943(2)(4)  *           -          -
Richard R. Burt       18,320(2)     *           -          -
Craig T. Costello     53,505(3)     *          855         *
Robert J.D'Anniballe   3,628(4)     -           -          -
  Jr.
Earl E. Davis         43,012(3)     *          691         *
George E. Doty, Jr.     -           -           -          -
Mark G. Glyptis        3,719        *          421         *
Phillip A. Karber      3,265(4)     -           -          -
Narendra M.Pathipati  35,000(3)     *          705         *
Ralph E. Reins        23,628(4)     -           -          -
Robert S. Reitman     54,088(2)(4)  *           -          -
Richard K. Riederer  157,775(3)     *        1,065         *
David L. Robertson    43,300(3)     *          288         *
Richard F. Schubert    4,928(4)     *           -          -
Thomas R. Sturges     30,839(2)(4)  *           -          -
Ronald C. Whitaker    53,470(2)(4)  *           -          -
D. Leonard Wise        3,265(4)     -           -          -
All directors and    653,716(5)    1.6%      6,676         *
executives as
a group(20 persons)

(1) An asterisk in this column indicates ownership of less than 1%.

(2)  Includes 29,958, 18,320, 50,460, 19,827, and 47,842 shares credited to the accounts of Messrs. Bozic, Burt,  Reitman,  Sturges,
 and Whitaker, respectively, under the   Deferred  Compensation Plan
for Directors, over which shares the named individuals do not exercise voting and/or investment power until distribution.

(3) Includes shares subject to options currently exercisable (or exercisable within 60 days):
     Messrs.  Costello 35,000, Davis 28,000, Pathipati 28,000,
     Riederer  90,000, and Robertson 33,000.

(4)  Includes stock credited for 1998 directors' fees

(5) Includes 255,668 shares subject to options currently exercisable (or exercisable within 60 days).



                    EXECUTIVE COMPENSATION


     The following table sets forth information for each of the Company's last three fiscal years, summarizing the compensation paid to the Company's Chief Executive Officer and each of the Company's next four most highly compensated executive officers (collectively, the "Named Executive Officers") who were serving as such at the end of the Company's last completed fiscal year.



                              SUMMARY COMPENSATION TABLE
                                                   Long Term Compens-
                        Annual Compensation                       ation
                                                                  Awards
                                             Securities underlying
Name&Principal Position Year Salary Bonus(1)Other Annual Options/(SARS)All
                                                                   Other
                        ($)       ($)   Compensation($)(2)  (3)Compensation(4)
                                                           (#)           ($)
Richard K. Riederer        1998  $   ,    $   -     $   ,           -   $
President, & Chief         1997      ,        -         ,           ,
Executive Officer          1996      ,        -         ,           -

Craig T. Costello          1998  $   ,    $   -     $   ,           -   $
Executive Vice President-  1997      ,        -         ,           ,
Manufacturing & Chief      1996      ,        -         ,           -
Operating Officer

David L. Robertson         1998  $   ,     $  -     $   ,           -   $
Executive Vice President-  1997      ,        -         ,           ,
Human Resources and Law    1996      ,        ,         ,           ,

Earl E. Davis              1998  $   ,     $  -     $   ,           ,   $
Executive Vice President-  1997      ,        -         ,           ,
Commercial                 1996      ,        -         ,           -

Narendra M. Pathipati     1998   $   ,    $  -      $   ,           ,   $
Sr. Vice President         1997       ,       ,         ,           ,
Corporate Development      1996       ,       -         ,           -
& Strategy


_______________________

(1)  Mr. Robertson  received the sum indicated pursuant to the terms of an employment agreement entered into in connection with the  commencement of his employment in 1996.  For 1998,
    $  ,   , $  ,   , $  ,   , $  ,    , and       $   ,   ; for
  1997,  $54,167,  $1 8,939, $17,535, $35,069  and  $30,064; and
   for 1996,  $100,000, $35,069,  $35,069, $35,069, and  $22,104
were accrued for the accounts of Messrs. Riederer, Costello, Robertson, Davis and Pathipati,respectively, in connection with the annual award component of the Amended PIP. Payment
     of annual awards is      deferred  until such time as
  payments  are made to the     employees      pursuant to the
  Company's Profit Sharing Plan. If no Profit Sharing Plan payments are made by 2001, all annual awards will be considered forfeited.
    See "Report of the Management Development and Compensation Committee on Executive Compensation."


(2)  Under the terms of the Company's
     Supplemental Executive Retirement Plans (the "SERPs"), the Company paid income taxes associated with contributions made to trusts established under the SERPs on behalf of the Named Executive Officers. The tax gross-up payments are shown in the table. The amount of SERP contribution, in the case of any individual, is determined by various factors including: age, compensation, years of service with the Company and anticipated retirement benefits from qualified pension plans. In the case of Mr. Costello, the funding of the SERP benefit was substantially completed at the end of fiscal year 1998. Under assumptions applicable to Mr. Riederer, the funding of the SERP benefit should be substantially completed at the end of fiscal year 1999. Aggregate amounts of perquisites and other personal benefits that are the lesser of $50,000 or 10% of each of the respective Named Executive Officer's combined salary and bonuses, have been omitted from the table in accordance with Securities andExchange Commission rules.

(3)  For 1996 and 1998, the figures shown reflect option grants
  under     the  1987 Option Plan.  For 1997, the figures
     reflect option grants under the 1998 Option Plan which replaced stock appreciation rights granted in 1997.

(4) Amounts reported represent contributions made by the Company on behalf of the Named Executive Officers pursuant to the terms of the 1989 ESOP.



Option/SAR Grants

     The following table sets forth information about stock options and/or stock appreciation rights (SARs) granted during 1998 to the Named Executive Officers.

          Options/SAR Grants in last fiscal year

               Individual Grants
-------------------------------------------------------------------------------
Name       Options/       % of  Exercise   Expira-    Grant Date Present Value
           SARs          Total    Or Base   tion            ($)
           Granted in  Options/    Price    Date
           1998 (#)   SARs granted
             (1)     to employees                          (2)
-------------------------------------------------------------------------------
R.K. Riederer      None
C.T. Costello      None
D.L. Robertson     None
E.E. Davis         21,000   12.1%     $3.13      1/22/08      $41,790
N.M. Pathipati     21,000   12.1%     $3.13      1/22/08      $41,790
-------------------------------------------------------------------------------

(1) Options granted to Messrs. Davis and Pathipati pursuant to the 1987 Stock Option Plan were granted on January 22, 1998 at a price of $3.13, vesting in 1/3 increments on each of February 1 of 1998, 1999, 2000, with an expiration date of January 22, 2008.

(2) The Company used the Black-Scholes Option Valuation Model to determine the grant date present value of the stock options. The Company does not advocate or necessarily agree that the Black-Scholes Model properly reflects the value of a stock option. The assumptions used in calculating the grant date present value are as follows: A risk-free interest rate of 5.53%; a dividend yield of 0%; volatility of 0.53, calculated using monthly stock returns for the 36 month period preceding the stock option award; a stock price at the date of grant of $3.13; an option exercise price of $3.13; and a ten year term (with a seven year expected life).
The valuation of a stock option under the Black-Scholes model applying the preceding assumptions was $1.90.



Option/SAR Exercises/Outstanding Options and Year-End Values

     The following table sets forth information regarding the exercise of stock options and SARs during 1998 and the unexercised options/SARs held as of the end of the 1998 fiscal year by the Named Executive Officers. No options/SARs were exercised by any of the Named Executive Officers.





     Aggregated Option/SAR Exercises in Last Fiscal Year
                      and Fiscal Year-End Option/SAR Values
                       Number of         Value of
                 Securities underlying
                        Unexercised     Unexercised
                       Options/SARS   In-the-Money
                       at Fiscal      Options/SARS
                       Year end       at Fiscal Year-
                           (#)             End ($)
--------------------------------------------------------------------------
Name         Shares          Value          Exercisable/    Exercisable/
             Acquired on    Realized       Unexercisable   Unexercisable
             Exercise         ($)               (1)            (2)
                (#)
-------------------------------------------------------------------------
R.K. Riederer   -             -            120,000/517,500      -0-/-0-
C.T. Costello   -             -             35,000/402,500      -0-/-0-
D.L. Robertson  -             -             33,000/402,500      -0-/-0-
E.E. Davis      -             -             21,000/416,500      -0-/-0-
N.M. Pathipati  -             -             21,000/416,500      -0-/-0-
-------------------------------------------------------------------------

(1) The figures shown represent options granted under the 1987
Option Plan and the 1998 Option Plan. None of the options granted under the 1998 Option Plan is exercisable.

(2) The "Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End" is equal to the difference between the closing price ($1.5625 per share) of the Company's Common Stock on the New York Stock Exchange on its last closing day in 1998 (December 31, 1998) and the exercise price ($2.50 for the options granted in
1996), times the number of shares underlying the options.


         EMPLOYMENT AGREEMENTS WITH CERTAIN EXECUTIVES

     Mr. Riederer, President and Chief Executive Officer and a director, has an employment agreement with the Company providing a base salary of $435,000. The agreement also provides for supplemental disability income and supplemental life insurance. The agreement may be terminated by the Company or by the employee. For a further description of the employment agreement of Mr. Riederer, see "Management Development and Compensation Committee Report on Executive Compensation".

     Messrs. Costello, Davis and Pathipati have employment agreements with the Company which require the Company to pay 24 months compensation if such agreements are terminated by the Company without cause as follows: 12 months in one lump sum payable within 10 days following termination and 12 months in 12 monthly installments beginning in the 13th month following termination. Mr. Robertson has an employment agreement with the Company which requires the Company to pay 24 months compensation in a lump sum if such agreement is terminated by the Company without cause.



                         PENSION PLAN


                                    PENSION PLAN TABLE
                                   Years of Service
Final Average Earnings 15       20       25       30       35
$125,000          $61,875  $68,750  $68,750  $68,750  $74,375
 150,000           74,250   82,500   82,500   82,500   89,250
 200,000           99,000  110,000  110,000  110,000  119,000
 250,000          123,750  137,500  137,500  137,500  148,750
 300,000          148,500  165,000  165,000  165,000  178,500
 400,000          198,000  220,000  220,000  220,000  238,000
 500,000          247,500  275,000  275,000  275,000  297,500
 600,000          297,000  330,000  330,000  330,000  357,000

     The figures in the Pension Table reflect the sum of annual benefits from the qualified pension plan plus expected annual benefits from the non-qualified SERPs (both administered by the Company), payable for life following assumed retirement at age
62. The SERPs are "target benefit" plans under which the Company contributes to separate trusts actuarially determined amounts which are calculated to produce the defined target annual benefit at age 62. Under both the qualified pension plan and the SERPs, the amount of pension is based upon the employee's average earnings (average of the highest five years of the last fifteen years). For those participating in a SERP, expected benefits are based on earnings defined as annual cash compensation (as reported in the Salary and Bonus columns of the Summary Compensation Table) and pension service credited under the SERPs. The benefits reflected in the Pension Table include maximum total benefits, under all plans, of 55% of final average earnings upon attainment of 16-2/3 years of pension service. Under a contract between the Company and Mr. Riederer, his maximum total benefit is 70% of final average earnings at age 62 and attainment of 10 years of service. For the Named Executive Officers, pension service as of December 31, 1998 for the purpose of calculating retirement benefits under the SERPs was as follows: Mr.
Riederer: 9.92 years; Mr. Costello: 32.92 years; Mr. Robertson:
10.25 years; Mr. Davis: 28.58 years; and Mr. Pathipati: 8.92 yrs. Under a contract with the Company, Mr. Robertson, who had prior pension service with the Company through its predecessor, was entitled to an additional five years of benefit service under the SERPs upon commencement of employment.




            DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

     In order to be considered for inclusion in the Company's proxy statement for the 2000 Annual Meeting of Stockholders, proposals from stockholders should be sent to the Company, in care of its Secretary, at its executive offices located at 400 Three Springs Drive, Weirton, West Virginia 26062. Proposals must be received by the Company no later than 5:00 pm local time on December [ ], 1999. The Company strongly urges stockholders to choose a form of transmission, such as certified mail or courier delivery service, that will permit them to obtain proof of timely receipt given by the authorized Company officer.

     Suggestions for nominees for Independent Directors may be made, not less than sixty (60) days prior to the Annual or Special Meeting at which an election for directors is to occur, by any stockholder in writing addressed to the Nominating Committee, in care of the Secretary of the Company at the above address.


                                 By Order of the Board of
                                 Directors,

                                 /s/Richard K . Riederer
                                 Richard K. Riederer,
                                 President and Chief
                                 Executive Officer

Weirton, West Virginia
April __, 1999




CONFORMED COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998 MAY BE OBTAINED WITHOUT CHARGE BY ANY STOCKHOLDER TO WHOM THIS PROXY STATEMENT IS SENT, UPON WRITTEN REQUEST TO THE DIRECTOR OF INVESTOR RELATIONS, WEIRTON STEEL CORPORATION, 400 THREE SPRINGS DRIVE, WEIRTON, WEST VIRGINIA 26062.





COMMON STOCK  WEIRTON STEEL CORPORATION   CONVERTIBLE VOTING
                                    PREFERRED STOCK
                         1984 and 1989 Employee Stock
(front)                              Ownership Plans

          CONFIDENTIAL PARTICIPANT INSTRUCTION FORM
                                 for
          Annual Meeting of Stockholders, May 26, 1999

To United National Bank, as Trustee:

     The undersigned participant in the WEIRTON STEEL CORPORATION 1984 and/or 1989 Employee Stock Ownership Plans (the "ESOPs") hereby instructs you to vote, in person or by proxy, all shares of Common Stock, par value $.01 per share, and Convertible Voting Preferred Stock, Series A, par value $.10 per share, if any, allocated to the undersigned's accounts which you are entitled to vote at the Annual Meeting of Stockholders to be held on May 26, 1999, at the Serbian-American Cultural Center, 1000 Colliers Way, Weirton, WV, and at any and all adjournments or postponements thereof.

(back)
I. DIRECTORS: Class III: Craig T. Costello, Earl E. Davis, Robert J. D'Anniballe, Jr., George E. Doty, Jr. and Mark G. Glyptis.

[  ] FOR All    [  ] WITHHOLD All         [  ] For All Except

                                 _____________________
                                 Nominee Exception(s)

Instruction: To withhold authority to vote for any individual nominee, mark the oval "For all Except" and write that nominee's name in the space provided.

II.  AUDITORS
     Ratification of the appointment of Arthur Andersen LLP as the Company's independent accountants for the fiscal year ending December 31, 1999.

[  ] FOR      [  ] AGAINST


III.  PROPOSAL
  To amend Article FIFTH of the Company's Restated Certificate of
   Incorporation to change the qualification limitation for service as a director from age 65 to age 68.

[   ] FOR    [   ] AGAINST

IV.  MATTERS
     Considering and acting upon any other matters which may properly come before the meeting or any adjournment thereof.

    If this card is properly executed and dated, shares will be voted
as instructed shares in accordance with      the above directions.
 If no direction is specified, all shares covered by this form will be considered uninstructed shares to be voted in the same FOR and AGAINST proportion as are directed by all other ESOP Participants.


         Signature                            Date
          Signature                            Date
                         Sign exactly as name(s) appear hereon.  Important:
                   When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give your full title as such. For joint accounts, all co-owners must sign.


TO BE INCLUDED IN THE TRUSTEE'S CALCULATION, THIS FORM MUST BE RECEIVED BY 5:00 PM, MAY __, 1999.





(front)
PROXY               WEIRTON STEEL CORPORATION                          COMMON
STOCK
        Annual Meeting of Stockholders, May 26, 1999
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of WEIRTON STEEL CORPORATION hereby appoints Richard R. Burt, Richard K. Riederer and William R. Kiefer, and each or any one of them, as the true and lawful attorneys, agents and proxies of the undersigned with full power of substitution and resubstitution for and in the name of the undersigned, to vote as set forth below all shares of Common Stock, par value $.01 per share, of WEIRTON STEEL CORPORATION which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on May 26, 1999 at the Serbian-American Cultural Center, 1000 Colliers Way, Weirton, WV, and at any and all adjournments or postponements thereof, with all powers which the undersigned would possess if personally present.

(back)
I. DIRECTORS: Class III: Craig T. Costello, Earl E. Davis, Robert J. D'Anniballe, Jr., George E. Doty, Jr. and Mark G. Glyptis.

[  ] FOR All     [  ] WITHHOLD All       [  ] For All Except
                                         ___________________
                                        Nominee Exception(s)

Instruction: To withhold authority to vote for any individual nominee, mark the oval "For All Except" and write that nominee's name in the space provided.

II.  AUDITORS
     Ratification of the appointment of Arthur Andersen LLP as the Company's independent accountants for the fiscal year ending December 31, 1999.

[  ] FOR      [  ] AGAINST     [  ] ABSTAIN


III.  PROPOSAL
     To amend Article FIFTH of the Company's Restated Certificate of Incorporation to change the qualification limitation for service as a director from age 65 to age 68.

[   ] FOR    [   ] AGAINST

IV.   OTHER MATTERS
     Considering and acting upon any other matters which may properly come before the meeting or any adjournment thereof.

     If this card is properly executed and dated, shares will be voted in the manner directed herein by the undersigned.
     If no direction is specified, all shares covered by this proxy will be
voted FOR Proposal I, Proposal II       and Proposal III.

                       Sign exactly as name(s) appear hereon.  Important:
                  When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give your full title as such. For joint accounts, all co-owners must sign.

               Signature: X
                          X
               Date


PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY IN THE ENVELOPE PROVIDED.



(Front)
PROXY               WEIRTON STEEL CORPORATION                  PREFERRED STOCK
        Annual Meeting of Stockholders, May 26, 1999
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of WEIRTON STEEL CORPORATION hereby appoints Richard R. Burt, Richard K. Riederer and William R. Kiefer, and each or any one of them, as the true and lawful attorneys, agents and proxies of the undersigned with full power of substitution and resubstitution for and in the name of the undersigned, to vote as set forth below all shares of Convertible Voting Preferred Stock, Series A, par value $.10 per share, of WEIRTON STEEL CORPORATION which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on May 26, 1999 at the Serbian-American Cultural Center, 1000 Colliers Way, Weirton, WV, and at any and all adjournments or postponements thereof, with all powers which the undersigned would possess if personally present.

(back)
I. DIRECTORS: Class III: Craig T. Costello, Earl E. Davis, Robert J. D'Anniballe, Jr., George E. Doty, Jr. and Mark G. Glyptis.

[  ] FOR All     [  ] WITHHOLD All          [  ] For All Except
                                      __________________
                                      Nominee Exception(s)
Instruction: To withhold authority to vote for any individual nominee, mark the oval "For All Except" and write that nominee's name in the space provided.

II.  AUDITORS
     Ratification of the appointment of Arthur Andersen LLP as the Company's independent accountants for the fiscal year ending December 31, 1999.

[  ] FOR      [  ] AGAINST     [  ] ABSTAIN

III.  PROPOSAL
     To amend Article FIFTH of the Company's Restated Certificate of Incorporation to change the qualification limitation for service as a director from age 65 to age 68.

[   ] FOR    [   ] AGAINST

IV.  OTHER MATTERS
     Considering and acting upon any other matters which may properly come before the meeting or any adjournment thereof.

     If this card is properly executed and dated, shares will be voted in the manner directed herein by the undersigned.
       If no direction is specified, all shares covered by this proxy will be voted FOR Proposal I, Proposal II and Proposal III.

                       Sign exactly as name(s) appear hereon.  Important:
                  When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give your full title as such. For joint accounts, all co-owners must sign.

         Signature: X
                    X
         Date

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY IN THE ENVELOPE PROVIDED.